Unica Announces Results for First Quarter Fiscal 2007
WALTHAM, Mass — February 1, 2007 – Unica® Corporation (Nasdaq: UNCA), a leading global provider of Enterprise Marketing Management (EMM) solutions, today announced financial results for its fiscal first quarter, ended December 31, 2006.
For the first quarter of fiscal 2007, Unica reported total revenue of $23.7 million, an increase of 35% compared with the first quarter of fiscal 2006. Perpetual license revenue grew 24% to $9.2 million, subscription revenue grew 44% to $2.2 million and maintenance and services revenue grew 43% to $12.3 million, each compared to the prior year quarter. For the first quarter of fiscal 2007, maintenance revenue on perpetual licenses was $9.3 million, an increase of 37% from the prior year quarter, and services revenue was $3.0 million, an increase of 61% from the prior year quarter. Our total recurring revenue, which is comprised of maintenance and subscription revenue, grew by 39% on a year over year basis.
Beginning with the first quarter of fiscal 2007, the Company is expanding its reporting of revenue by adding subscription revenue. This change in presentation has been made to better reflect how management views and analyzes the business, as well as to provide investors with greater clarity into the drivers of the Company’s revenue. This more detailed presentation of our revenue for each quarter of fiscal 2005 and 2006 has been provided in the supplemental financial information included in this press release. A comparative schedule showing the new presentation as compared to the previous presentation for the first quarter of fiscal 2007 is also included.
Yuchun Lee, chief executive officer of Unica Corporation, stated, “We are pleased with the company’s performance in the first quarter, which was highlighted by strong revenue growth and better-than-expected profitability. The power of Unica’s brand and proven track record is evidenced by the strength of our business and the number of companies that made large purchase commitments and the strategic decision to go with Unica as their long-term EMM standard.” Lee added, “Looking ahead, our business momentum is strong and we continue to be optimistic about our outlook in fiscal 2007. Market awareness for EMM continues to grow, and Unica’s domain expertise, technology and breadth of integrated solutions positions us well to capitalize on this large market opportunity.”
For the first quarter of fiscal 2007, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $765,000, including $1.1 million of non-cash share-based compensation expense, $670,000 of amortization of acquired intangibles and $1.2 million of charges relating to the restructuring of certain of its operations in France that was initiated during the fiscal fourth quarter of 2006. GAAP net loss for the first quarter of fiscal 2007 was $140,000, compared to net income of $1.4 million in the same period last year. GAAP net loss per diluted share for the first quarter of fiscal 2007 was $0.01, compared to GAAP net income per diluted share of $0.07 in the same period last year.

For the first quarter of fiscal 2007, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangibles, was $1.0 million. This represented a 4% operating margin and exceeded the high-end of the company’s previously issued guidance. Based on a 34.3% non-GAAP effective tax rate, non-GAAP net income was $1.0 million in the first quarter of fiscal 2007. Non-GAAP net income per diluted share was $0.05 in the first quarter of fiscal 2007, compared to $0.09 in the same period last year. Of note, the previously mentioned restructuring charge had a negative impact of 5 percentage points on our non-GAAP operating margin and $0.05 on non-GAAP net income per diluted share in the first quarter of fiscal 2007.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
As of December 31, 2006, Unica had cash, cash equivalents, and short-term investments of $36.8 million, a decrease from $40.3 million at September 30, 2006. The decrease in cash was due to a material increase in accounts receivable compared to the end of the prior quarter and cash payments related to fiscal 2006 year-end employee bonuses. At December 31, 2006, deferred revenue was $36.7 million, an increase of 8% quarter-to-quarter and 35% on a year-over-year basis.
Additional First-Quarter and Recent Business Highlights:
•	Continued to achieve success and growth with industry leaders across a broad range of vertical markets, including financial services, insurance, telecom, retail marketing services and education. New customers added during the first quarter included Ford Motor Company, Dick’s Sporting Goods, CBS Interactive, Equifax, and United Overseas Bank. In addition, the company expanded the scope of its relationship with several major existing customers, including Capital One, EMC Corporation and Deutsche Bank.

•	Launched the latest version of Unica’s enterprise web analytics solution, Affinium NetInsight 7.1, featuring real time visual exploration capabilities that will enable online business marketers to optimize web sites and Web 2.0 applications with broader, more comprehensive analysis of customer behavior. The latest version offers user-friendly, intuitive graphical reporting and exploration capabilities. In addition, full compatibility between the on-demand and on-premise solutions makes it easy for organizations to bring their web analytics in house or switch to on-demand applications without loss of data or required re-implementation if their needs change over time.

•	Launched our Marketing Resource Management (MRM) Alliance to expand the professional services and other complementary offerings available for the company’s Enterprise Marketing Management (EMM) customers. The MRM Alliance includes companies who already incorporate Affinium Plan into their overall EMM offering as well as a growing list of MRM specialists. Current Alliance members include Acxiom, Bridges Horizon, Epsilon and Quaero.

•	Expanded international leadership team with the addition of key executives in Europe and Asia Pacific.
o	Edmund Ang was appointed vice president and managing director for Unica’s Asia Pacific region. Previously, Ang held APAC-based positions as senior vice president at Geneysys Telecommunications and Salesforce.com, and was also a senior executive with Oracle, Computer Power and IBM.

o	Georges Anidjar was named sales director for EMEA with a focus on expanding sales of Unica’s signature web analytics solution, Affinium NetInsight. Anidjar previously held positions as director of southern Europe for Omniture, a web analytics company, and as sales director and managing director for the French subsidiary of Epiphany (now Infor), a CRM analytics software provider.

o	Jean-Christophe Péaudeau joined Unica as sales director for southern Europe and country manager of Unica France. Péaudeau’s previous positions included roles as sales director at Cognos France, and progressive sales positions with Business Objects.
Financial Outlook
Outlook for the quarter ending March 31, 2007 and fiscal year ending September 30, 2007 are as follows:
Second Quarter of Fiscal 2007
•	Revenue: Targeting between $24.7 million and $25.2 million with a certain amount of variability.

•	Non-GAAP Operating Income: Expected to be between $2.0 million and $2.3 million, with a certain amount of variability.

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.08 to $0.09 based on an estimated weighted average of 21.3 million shares outstanding and an estimated non-GAAP effective tax rate of 34%.
Fiscal Year 2007:
•	Revenue: Targeting between $103 million and $105 million.

•	Non-GAAP Operating Income: Expected to be between $9.5 million to $10.5 million, with a certain amount of variability. Included in non-GAAP operating income is the $1.2 million remaining restructuring charge reported in the first quarter of fiscal 2007.

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.35 to $0.38 based on an estimated weighted average of 21.5 million shares outstanding and an estimated non-GAAP effective tax rate of 35%. Included in non-GAAP EPS is an estimated $0.05 net per share impact associated with the restructuring of certain of the company’s operations in France.
The preceding forward-looking information with respect to non-GAAP operating income and earnings per share excludes share-based compensation expense in an estimated amount of approximately $1.3 million and $5.5 million for the second quarter and full year fiscal 2007, respectively, and amortization of acquired intangibles in an estimated amount of approximately $0.7 million and stays $2.7 million for the second quarter and full year fiscal 2007, respectively.

Conference Call Details
Unica will discuss its quarterly results and related matters via a teleconference today, February 1, 2007, at 5:00 pm (Eastern Time). To access this call, dial 800-817-4887 (domestic) or 913-981-4913 (international). Additionally, a live web cast of the conference call will be available on the “Investor Relations” page of the Company’s Web site, www.unica.com.
A replay of this conference call will be available from 8:00 p.m. EST on Thursday, February 1, 2007 through 11:59 p.m. EST on Thursday, February 15, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 1341382. An archived webcast of this conference call will also be available on the “Investor Relations” page of the Company’s Web site, www.unica.com.
Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical and estimated future non-GAAP operating income, net income, effective tax rate and earnings per share.
Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:
•	Expense associated with the write-off of in-process research and development and amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to stock options, the Company’s employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the Company’s results of operations, the Company’s management excludes share-based compensation from the Company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that excluding share-based compensation may enable useful comparisons of the Company’s operating results to its competitors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica
Unica® Corporation (Nasdaq: UNCA) is a leading global provider of Enterprise Marketing Management (EMM) software. Focused exclusively on the needs of marketers, Unica delivers the most comprehensive EMM suite on the market. Unica’s Affinium® software streamlines the entire marketing process for brand, relationship and internet marketing — from planning and budgeting to project management, execution and measurement. Offered on premise or on demand, Affinium delivers key EMM capabilities including: web and customer analytics, cross-channel lead and campaign management, and marketing resource management. Unica’s solution uniquely provides a marketing system of record that enables marketers to easily manage marketing information and assets, rapidly assemble campaign components, and track performance. Today, more than 500 companies worldwide have adopted Unica’s Affinium as their EMM solution.
Founded in 1992, Unica is headquartered in Waltham, Massachusetts, with additional offices in the US, France, the United Kingdom, India, Singapore, Germany, Australia and Spain. For more information, visit www.unica.com.
Note to Editors: Copyright 2007 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the timing of Unica’s customers’ purchasing decisions or other factors; the long sales cycle for Unica’s software; a failure by Unica to develop new software products and enhance existing products; failure to retain key staff; a failure by Unica to maintain historical maintenance renewal rates; difficulties that the Company may encounter in its integration of acquired companies; customer and industry analyst response to Unica’s strategic direction may change; perceived market opportunities may change or not exist; the internet marketing sector may not grow as quickly as Unica expects; the Company’s strategy of differentiating itself through expanding its presence in the internet marketing sector may not result in extending its leadership position in the EMM market; the Company may not continue to deliver year-over-year growth in revenue and profitability; the Company may not continue to generate cash from operations; the Company’s financial projections may be incorrect; costs and expenses, particularly those related to Sarbanes-Oxley compliance may continue to increase; and failure to properly protect

Unica’s proprietary rights and intellectual property may damage the Company. These and other important risk factors listed in the Company’s most recent Annual Report on Form 10K and most recent Quarterly Report on Form 10-Q could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.

Contacts:

MEDIA:	INVESTORS:
Laura Hindermann	Kori Doherty
Greenough Communications	Integrated Corporate Relations
617-275-6519	617-956-6730
lhindermann@greenoughcom.com	kdoherty@icrinc.com

Source: Unica Corporation

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	September 30,
	2006	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,359	$30,501
Restricted cash	252	247
Short-term investments	17,145	9,537
Accounts receivable, net of allowance for doubtful accounts of $112 and $141, respectively	32,346	26,252
Purchased customer receivables	1,030	1,030
Deferred tax assets, net of valuation allowance	656	655
Prepaid expenses and other current assets	2,852	1,682

Total current assets	73,640	69,904

Property and equipment, net	2,235	2,226
Purchased customer receivables, long-term	1,388	1,731
Acquired intangible assets, net	6,612	7,282
Goodwill	20,232	20,106
Deferred tax assets, long-term, net of valuation allowance	2,965	2,999
Other assets	423	399

Total assets	$107,495	$104,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,013	$2,620
Accrued expenses	12,054	13,534
Short-term deferred revenue	32,863	29,580

Total current liabilities	47,930	45,734

Long-term deferred revenue	3,801	4,306

Total liabilities	51,731	50,040

Stockholders’ equity:
Common stock	197	196
Additional paid-in capital	53,374	52,094
Retained earnings	1,942	2,082
Accumulated other comprehensive income	251	235

Total stockholders’ equity	55,764	54,607

Total liabilities and stockholders’ equity	$107,495	$104,647

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,
	2006	2005
	(unaudited)
Revenue:
License	$9,181	$7,429
Maintenance and services	12,299	8,627
Subscription	2,209	1,539

Total revenue	23,689	17,595
Costs of revenue:
License	567	237
Maintenance and services(1)	3,893	2,809
Subscription	149	71

Total cost of revenue	4,609	3,117

Gross profit	19,080	14,478
Operating expenses(1):
Sales and marketing	9,245	6,962
Research and development	5,076	3,362
General and administrative	3,887	2,277
Restructuring charges	1,244	—
Amortization of acquired intangible assets	393	108

Total operating costs and expenses	19,845	12,709

Income (loss) from operations	(765)	1,769
Other income:
Interest income, net	476	537
Other income (expense), net	62	(116)

Total other income	538	421

Income (loss) before income taxes	(227)	2,190
Provision for (benefit from) income taxes	(87)	756

Net income (loss)	$(140)	$1,434

Net income (loss) per common share:
Basic	$(0.01)	$0.08

Diluted	$(0.01)	$0.07

Shares used in computing net income (loss) per common share:
Basic	19,640	18,907

Diluted	19,640	20,047

(1) Amounts include share-based compensation expense as follows:

Cost of maintenance and services revenue	$89	$19
Sales and marketing expense	276	69
Research and development expense	208	141
General and administrative expense	486	186

Total share-based compensation expense	$1,059	$415

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended December 31,
	2006	2005
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(140)	$1,434
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation of property and equipment	328	221
Amortization of acquired intangible assets	670	108
Share-based compensation	1,059	415
Excess tax benefits from share-based compensation	(374)	—
Deferred tax benefits	34	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	(6,014)	2,837
Prepaid expenses and other current assets	(1,137)	(471)
Other assets	331	87
Accounts payable	383	(2)
Accrued expenses	(1,320)	(2,340)
Deferred revenue	2,655	2,186

Net cash (used in) provided by operating activities	(3,525)	4,475
Cash flows from investing activities:
Purchase of property and equipment, net of acquisitions	(325)	(306)
Net cash paid for acquisitions	—	(7,258)
Sales and maturities of short-term investments	4,751	5,600
Purchases of short-term investments	(12,360)	(7,977)
Increase in restricted cash	(5)	(96)

Net cash used in investing activities	(7,939)	(10,037)
Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of stock purchase plan shares	148	48
Excess tax benefits from share-based compensation	374	—
Withholding tax on restricted stock units paid	(300)	—

Net cash provided by financing activities	222	48
Effect of exchange rate changes on cash and cash equivalents	100	(15)

Net decrease in cash and cash equivalents	(11,142)	(5,529)
Cash and cash equivalents at beginning of period	30,501	43,754

Cash and cash equivalents at end of period	$19,359	$38,225

Supplemental disclosure of cash flow information:
Income taxes paid	$757	$699

UNICA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
Non-GAAP financial measures and reconciliation:

GAAP income (loss) from operations	$(765)	$1,769
Add: Share-based compensation	1,059	415
Amortization of intangible assets	669	108

Non-GAAP income from operations	$963	$2,292

GAAP net income (loss)	$(140)	$1,434
Add: Share-based compensation, net of tax (2)	720	272
Amortization of intangible assets, net of tax (2)	406	71

Non-GAAP net income	$986	$1,777

Diluted non-GAAP net income per share	$0.05	$0.09

Shares used in diluted per share calculation:	21,121	20,181

(2)	The Non-GAAP tax provision excludes the impact of the amortization of intangibles arising from business combinations and stock-based compensation expense; net of permanent differences and income taxes. Reflected in taxes is an adjustment for the difference between the effective tax rate used for the quarters compared to the actual annual rate.

UNICA CORPORATION AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	Fiscal 2005				Fiscal 2006
	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2004	2005	2005	2005	2005	2006	2006	2006
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenue:
License	$6,296	$6,263	$6,581	$7,056	$7,429	$7,365	$9,357	$10,872
Maintenance and services	7,351	7,913	8,566	8,868	8,627	9,937	10,749	11,563
Subscription	986	1,136	1,219	1,313	1,539	1,539	1,601	1,833

Total revenue	14,633	15,312	16,366	17,237	17,595	18,841	21,707	24,268

Cost of revenue:
License	181	188	235	246	237	382	612	698
Maintenance and services	2,300	2,635	2,824	2,805	2,809	3,203	3,805	4,038
Subscription	44	54	61	63	71	95	122	135

Total cost of revenue	2,525	2,877	3,120	3,114	3,117	3,680	4,539	4,871

Gross profit	$12,108	$12,435	$13,246	$14,123	$14,478	$15,161	$17,168	$19,397

UNICA CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Current Presentation			Previous Presentation
	Three Months Ended December 31,		Percentage	Three Months Ended December 31,		Percentage
	2006	2005	Change	2006	2005	Change

Revenue:
License	$9,181	$7,429	24%	$10,780	$8,544	26%
Maintenance and services	12,299	8,627	43	12,909	9,051	43
Subscription	2,209	1,539	44	—	—	n/a

Total revenue	$23,689	$17,595	35	$23,689	$17,595	35

Gross profit	$19,080	$14,478	32%	$19,080	$14,478	32%